UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2013

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 E. Main Street, Suite 759

Newark, DE

(Address of Principal Executive Offices)

(646) 259-3321

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 5, 2013, LabStyle Innovations Corp. (the “Company”) conducted an initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s units (the “Units”) at a price of $250,000 per Unit, with each Unit consisting of: (i) 100,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a three-year warrant to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share (“Warrants”).

In connection with the Initial Closing, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with five (5) accredited investors (the “Investors”) and issued an aggregate of 6.7 Units, consisting of an aggregate of 670,000 shares of Common Stock and Warrants to purchase an aggregate 335,000 shares of Common Stock for aggregate gross proceeds to the Company of $1,675,000. Pursuant to the Subscription Agreements, the Company has granted the Investors certain registration rights requiring the Company, following the final closing of the Offering, to file a registration statement with the Securities and Exchange Commission covering the resale by the Investors of the Common Stock and shares of Common Stock underlying the Warrants issued in the Offering.  The Subscription Agreements also contain customary representations, warranties and agreements.

The Company utilized the services of a FINRA registered placement agent for the Offering. In connection with the Initial Closing, the Company has paid such placement agent an aggregate cash fee and non-accountable allowance of $139,125 and will issue to such placement agent or its designees warrants (substantially similar to the Warrants) to purchase 67,000 shares of Common Stock at $2.50 per share and additional warrants to purchase 33,500 shares of Common Stock at $5.00 per share.  The net proceeds to the Company from the Initial Closing, after deducting the forgoing fees and other Offering expenses, are expected to be approximately $1,484,375.

The securities issued in the Offering as described above, including the Common Stock, Warrants and the placement agent warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Such securities are therefore restricted in accordance with Rule 144 under the Securities Act. The foregoing conclusion is based on the following: (i) the issuances did not involve any public offering, (iii) the Company and the placement agent made no solicitation in connection with the Offering other than communications with the Investors, (iii) the Company obtained representations from the Investors regarding their investment intent, knowledge and experience, (iv) the Investors either received or had access to adequate information about the Company in order to make informed investment decisions, (v) the Company reasonably believed that the Investors are capable of evaluating the merits and risks of their investment and (vi) the Common Stock, Warrants and the placement agent warrants will be issued with restricted securities legends.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2013	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Oren Fuerst
Name: Oren Fuerst Title: Chairman and Chief Executive Officer

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